Exhibit 99.906 Cert

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, J. Alan Reid, Jr., President & Trustee of Forward Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ J. Alan Reid, Jr.
J. Alan Reid, Jr.
President and Trustee

Date:	March 2, 2007

I, Barbara Tolle, Treasurer of Forward Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Barbara Tolle
Barbara Tolle
Treasurer

Date:	March 2, 2007